As filed with the Securities and Exchange Commission on March 12, 2001

                                             Registration Statement No. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                            WESTMORELAND COAL COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                      23-1128670
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)


                       2 North Cascade Avenue, 14th Floor
                        Colorado Springs, Colorado 80903
                    (Address of Principal Executive Offices)


         1991 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                       1995 LONG-TERM INCENTIVE STOCK PLAN
                      1996 DIRECTORS' STOCK INCENTIVE PLAN
                       2000 LONG-TERM INCENTIVE STOCK PLAN
                2000 NONEMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN
                         2001 DIRECTOR COMPENSATION PLAN
                            (Full Title of the Plan)

                       ----------------------------------
                                 Paul W. Durham
                            Assistant General Counsel
                            Westmoreland Coal Company
                       2 North Cascade Avenue, 14th Floor
                        Colorado Springs, Colorado 80903

                     (Name and Address of Agent for Service)

                                 (719) 442-2600
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

============================= ======================= ========================= ========================= ==================
 Title Of Securities To Be         Amount To Be           Proposed Maximum          Proposed Maximum          Amount Of
         Registered                 Registered        Offering Price Per Share  Aggregate Offering Price  Registration Fee
----------------------------- ----------------------- ------------------------- ------------------------- ------------------
Common Stock, $2.50 par
value per share (including     1,616,000 shares(1)        $3.64 and $12.04 (2)        $9,588,320 (2)          $2,398
the associated Preferred
Stock purchase rights)
============================= ======================= ========================= ========================= ==================

(1) Consists of (i) 61,500 shares issuable under the 1991 Non-Qualified Stock Option Plan for Non-Employee Directors, (ii) 278,000 shares issuable under the 1995 Long-Term Incentive Stock Plan, (iii) 350,000 shares issuable under the 1996 Directors' Stock Incentive Plan, (iv) 350,000 shares issuable under the 2000 Long-Term Incentive Stock Plan, (v) 350, 000 shares issuable under the 2000 Nonemployee Directors' Stock incentive Plan, and (vi) 150,000 shares issuable under the 2001 Director Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of (a) $3.64, the weighted average exercise price of the 1,174,800 shares subject to outstanding stock option grants under the above named Plans at prices from $2.63 to $20.00, and (b) $12.04, the average of the high and low sale prices of the Registrant's Common Stock on the American Stock Exchange on March 5, 2001, with respect to the 441,200 shares of common stock being registered which are not subject to outstanding options in accordance with rule 457(c) under the Securities Act of 1933, as amended.

<PAGE II-1>
                                     PART I.
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's (i) 1991 Non-Qualified Stock Option Plan for Non-Employee Directors, (ii) 1995 Long-Term Incentive Stock Plan, (iii) 1996 Directors' Stock Incentive Plan, (iv) 2000 Long-Term Incentive Stock Plan,
(v) 2000 Nonemployee Directors' Stock Incentive Plan, and (vi) 2001 Director Compensation Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

          1. The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) of the Securities Act, that contained audited information financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          3. The description of the common stock of the Registrant, $2.50 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on March 12, 1999.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the shares of Common Stock being offered hereby will be passed upon by Paul W. Durham, Assistant General Counsel of Westmoreland Coal Company. As of this date, Mr. Durham beneficially owns options to purchase shares of Common Stock.

<PAGE II-2>
Item 6.  Indemnification of Directors and Officers

         The Registrant's Restated Certificate of Incorporation limits the liability of directors to the extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide that it shall indemnify its directors, officers, supervisors and managers to the fullest extent permitted by law.

         The Registrant has entered into agreements to indemnify certain of its directors and officers in addition to the indemnification provided for in its Bylaws. These agreements, among other things, indemnify those directors and officers for certain expenses including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of us, any subsidiary of us or any other company or enterprise to which the person provides services at the Registrant's request.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be 7a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2 That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

<PAGE II-3>
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado on this 12th day of March, 2001.

                                          WESTMORELAND COAL COMPANY

                                          By: /s/ Robert J. Jaeger
                                              -----------------------
                                                  Robert J. Jaeger
                                                  Senior Vice President-Finance
                                                  and Treasurer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Westmoreland Coal Company, hereby severally constitute Robert J. Jaeger and Laurel B. Placido, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Westmoreland Coal Company to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


       Signature                       Title                           Date
       ---------                       -----                           ----

/s/ Christopher K. Seglem      Chairman of the Board,             March 12, 2001
-------------------------      President and Chief
    Christopher K. Seglem      Executive Officer
                               (Principal Executive Officer)

/s/ Robert J. Jaeger           Senior Vice President-Finance      March 12, 2001
-----------------------        and Treasurer
    Robert J. Jaeger           (Principal Financial Officer)

/s/ Laurel B. Placido          Controller                         March 12, 2001
-----------------------
    Laurel B. Placido

/s/ Michael Armstrong          Director                           March 12, 2001
-----------------------
    Michael Armstrong

/s/ Thomas J. Coffey           Director                           March 12, 2001
-----------------------
    Thomas J. Coffey

/s/ Pemberton Hutchinson       Director                           March 12, 2001
------------------------
    Pemberton Hutchinson

/s/ Robert E. Killen           Director                           March 12, 2001
-----------------------
    Robert E. Killen

/s/ William R. Klaus           Director                           March 12, 2001
-----------------------
    William R. Klaus

/s/ Thomas W. Ostrander        Director                           March 12, 2001
-----------------------
    Thomas W. Ostrander

/s/ James W. Sight             Director                           March 12, 2001
-----------------------
    James W. Sight

/s/ William M. Stern           Director                           March 12, 2001
-----------------------
    William M. Stern

<PAGE II-6>
                                  EXHIBIT INDEX


Exhibit         Description
Number

3.1(1)         Restated Certificate of Incorporation of the Registrant.

3.2 (2)        Bylaws of the Registrant.

4.1 (3)        Specimen certificate for shares of the Registrant's common stock.

4.2 (4) Rights Agreement, dated as of January 28, 1993, between Westmoreland Coal Company and the First Chicago trust Company of New York.

5.1            Opinion of Assistant General Counsel of the Registrant.

23.1 (5)       Consent of Assistant General Counsel of the Registrant.

23.2           Consent of KPMG LLP.

24.1 (6)       Power of Attorney.


-------------

1. Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

2. Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated June 21, 1999.

3.   Incorporated  herein  by  reference  to  Exhibit  4(c) to the  Registrant's
     Registration Statement on Form S-2, Registration No. 33-1950, filed December 4, 1985, which Exhibit is incorporated herein by reference.

4. Incorporated herein by reference to Exhibit 4 to the Registrant's Form 8-K filed Febraury 1, 1993.

5.   Included in Exhibit 5.1 to this Registration Statement.

6.   Contained on the signature page to this Registration Statement.

<PAGE II-7>
                                                                     EXHIBIT 5.1

                         [LETTERHEAD OF PAUL W. DURHAM]

                                 March 12, 2001


Westmoreland Coal Company
2 North Cascade Avenue, 14th Floor
Colorado Springs, Colorado  80903

      Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

         I am Assistant General Counsel and Secretary of Westmoreland Coal Company, a Delaware Corporation (the "Company") and an attorney duly admitted to practice in the State of Colorado. I am familiar with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 1,539,500 shares of common stock, $2.50 par value per share (the "Shares"), of the Company, issued under the Company's (i) 1991 Non-Qualified Stock Option Plan For Non-Employee Directors, (ii) 1995 Long-Term Incentive Stock Plan, (iii) 1996 Directors' Stock Incentive Plan, and 2000 Long-Term Incentive Stock Plan, (v) 200 Nonemployee Directors' Stock Incentive Plan, and (vi) 2001 Director Compensation Plan. (together, the "Plans").

         I, together with competent members of my legal staff working under my direct supervision and control, have examined the certificate of incorporation and by-laws of the Company, and originals, or copies certified to my satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as I have deemed material for the purposes of this opinion.

         In examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, photostatic or other copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         I express no opinion herein as to the laws of any state or jurisdiction other than the statutory provisions of the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and provisions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

<PAGE II-8>
         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                                 Very truly yours,

                                                 /s/ Paul W. Durham
                                                 -----------------------
                                                     Paul W. Durham
                                                     Assistant General Counsel
                                                     and Secretary

<PAGE II-9>
                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

The Board of Directors of
Westmoreland Coal Company:

We consent to incorporation by reference in the registration statement on Form S-8 of Westmoreland Coal Company of our report dated March 3, 2000, relating to the consolidated balance sheets of Westmoreland Coal Company and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Westmoreland Coal Company.



                                    KPMG LLP

Denver, Colorado
March 12, 2001.